CONSENT OF ROBERT F. BROWN

September 7, 2021

To: United States Securities and Exchange Commission (the "SEC")

Re: Great Panther Mining Ltd. (the "Company") Registration Statement on Form F-10 (including any amendments thereto, the "Registration Statement")

I hereby consent to the use of my name in the Registration Statement in connection with my preparation of the following technical reports (the "Technical Reports"):

∙ technical report entitled "NI 43-101 Report on the Topia Mine Mineral Resource Estimates" dated February 28, 2019, with an effective date of July 31, 2018; and

∙ technical report entitled "NI 43-101 Mineral Resource Update Technical Report on the Guanajuato Mine Complex, Guanajuato and San Ignacio Operations, Guanajuato State, Mexico" dated December 22, 2020, with an effective date of July 31, 2020.

In addition, I consent to the description and incorporation by reference of the information contained in the Technical Reports in the Registration Statement.

This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Robert F. Brown

Robert F. Brown, P. Eng.